                                                        Exhibit 4.1(c)

                          PREMIUM STANDARD FARMS, INC.,

                                     Issuer

                            PSF GROUP HOLDINGS, INC.,

                 PREMIUM STANDARD FARMS OF NORTH CAROLINA, INC.,

                           LUNDY INTERNATIONAL, INC.,

                                       and

                              LPC TRANSPORT, INC.,

                                   Guarantors

                                       and

                            WILMINGTON TRUST COMPANY,

                                     Trustee

                                ----------------

                          First Supplemental Indenture

                           Dated as of March 31, 2002

                                ----------------

                          9 1/4% Senior Notes due 2011

                          FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENTAL INDENTURE dated as of March 31, 2002 between PREMIUM
STANDARD FARMS, INC., a Delaware corporation (the "Company"), PSF GROUP
HOLDINGS, INC., a Delaware corporation, PREMIUM STANDARD FARMS OF NORTH
CAROLINA, INC., a Delaware corporation, LUNDY INTERNATIONAL, INC., a North
Carolina corporation (each, an "Existing Guarantor"), and LPC TRANSPORT,
INC., a Delaware corporation (the "New Guarantor," and, collectively with the Existing Guarantors, the "Guarantors"), and WILMINGTON TRUST COMPANY,
a Delaware banking corporation, as trustee (the "Trustee").

                                    RECITALS

         A. Pursuant to the Indenture dated as of June 7, 2001 between the
Company, as issuer, the Existing Guarantors and The Lundy Packing Company, as
guarantors, and the Trustee, the Company issued its $175,000,000 9 1/4% Senior
Notes due 2011 (the "Notes").

         B. The Company has proposed that effective as of March 31, 2002 (a) by this supplemental indenture, LPC Transport, Inc., a Delaware corporation and a wholly owned subsidiary of The Lundy Packing Company, execute and deliver to the
Trustee a Note Guarantee; (b) The Lundy Packing Company, a North Carolina
corporation and a Wholly Owned Restricted Subsidiary of the Company, merge with and into the Company, with the Company as the continuing Person; and (c) by this supplemental indenture, each Guarantor (except The Lundy Packing Company)
confirm that its Note Guarantee shall continue to apply to the obligations of the Company in accordance with the Notes and the Indenture (the "Transaction").

         C. In respect of the Transaction, the Company, the Existing Guarantors
and the New Guarantor desire to execute and deliver this First Supplemental
Indenture (a) to provide for a Note Guarantee by the New Guarantor pursuant to
Article Ten of the Indenture (as required under Section 4.20 of the Indenture)
and to acknowledge the New Guarantor, and (b) to confirm that after the
Transaction, the Note Guarantee of each Guarantor shall continue to apply to the obligations of the Company in accordance with the Notes and the Indenture, as supplemented (as required under Article Five of the Indenture).

         D. Under Section 9.01(2) of the Indenture, the Company, when authorized by a resolution of its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Holder in order, among other things, to comply with Article Five or Section 4.20 of the Indenture.

         E. All things necessary to make this First Supplemental Indenture the valid and binding obligation of the Company and the Guarantors have been done and performed and have happened.

             AND THIS FIRST SUPPLEMETAL INDENTURE FURTHER WITNESSETH

         For and in consideration of the premises and the ownership of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

         Section 1.01  Definitions.  Capitalized terms used but not defined herein have the meanings ascribed to them in the Indenture.

         Section 1.02  Note Guarantee by the New Guarantor. In accordance with Section 4.20 of the Indenture, the New Guarantor hereby provides its Note
Guarantee and joins in the Indenture as a Guarantor with the same effect as if it had originally joined as a Guarantor therein.

         Section 1.03  Confirmation of Note Guarantee by Each Guarantor.
In accordance with Section 4.20 and Article Five of the Indenture, each
Guarantor hereby acknowledges the New Guarantor and confirms that its Note
Guarantee shall continue to apply to the obligations of the Company in accordance with the Notes and the Indenture, as supplemented by this First
Supplemental Indenture.

         Section 1.04  Amendment and Ratification. This First
Supplemental Indenture shall be construed as an amendment and supplement to the
Indenture and shall form a part thereof, and the Indenture, as modified hereby is ratified, approved and confirmed.

         Section 1.05  Trustee Not Responsible. All recitations or
recitals contained in this First Supplemental Indenture are made by and on behalf of the Company and the Guarantors only, and the Trustee is in no way responsible for the correctness of any statement herein contained or for the validity or sufficiency of this First Supplemental Indenture. The execution by the Trustee of this First Supplemental Indenture shall not be construed to be an approval or disapproval by the Trustee of the advisability of the action being taken herein by the Company and the Guarantors. All the provisions of the
Indenture with respect to the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full with such omissions, variations or insertions, if any, as may be appropriate to make the same conform to this First
Supplemental Indenture.

         Section 1.06  Governing Law. This First Supplemental Indenture
shall be governed by the laws of the State of New York.

         Section 1.07  Duplicate Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                     [The next page is the Signature Page.]

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, all as of the date first written above.

                                       PREMIUM STANDARD FARMS, INC.

                                       By:
                                          --------------------------------------
                                          Stephen A. Lightstone, Executive Vice
                                          President, Chief Financial Officer and
                                          Treasurer

                                       PREMIUM STANDARD FARMS OF
                                       NORTH CAROLINA, INC.

                                       By:
                                          --------------------------------------
                                          Stephen A. Lightstone, Executive Vice
                                          President, Chief Financial Officer and
                                          Treasurer

                                       LUNDY INTERNATIONAL, INC.

                                       By:
                                          --------------------------------------
                                          Stephen A. Lightstone, Executive Vice
                                          President, Chief Financial Officer and
                                          Treasurer

                                       LPC TRANSPORT, INC.

                                       By:
                                          --------------------------------------
                                          Stephen A. Lightstone, Executive Vice
                                          President, Chief Financial Officer and
                                          Treasurer

                                       PSF GROUP HOLDINGS, INC.

                                       By:
                                          --------------------------------------
                                          Stephen A. Lightstone, Executive Vice
                                          President, Chief Financial Officer and
                                          Treasurer

                                       WILMINGTON TRUST COMPANY,
                                       as Trustee

                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                               ---------------------------------